UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 4, 2023
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2023 (the “Effective Date”), Pilgrim's Pride Corporation (the “Company”) and certain of the Company's subsidiaries entered into a Revolving Syndicated Facility Agreement (the “RCF”) with CoBank, ACB as administrative agent and collateral agent, and the other lenders party thereto. The RCF will replace the Fifth Amended and Restated Credit Agreement, dated as of August 9, 2021 (as amended, modified, extended, restated, amended and restated, replaced, or supplemented prior to the date hereof, the “Existing Credit Agreement”). The RCF increased the Company's availability under the revolving loan commitment from $800.0 million to $850.0 million, amended certain covenants, and extended the maturity date of the Company's revolving loan commitments from August 9, 2026 to October 4, 2028.

Additionally, the RCF is unsecured and the assets that previously secured Existing Credit Agreement have now been (or are in the process of being) released. The RCF will be used for general corporate purposes and replaces the Existing Credit Agreement.
Outstanding borrowings under the RCF bear interest at a per annum rate equal to either SOFR or the prime rate plus applicable margins based on the Company's credit ratings.
The RCF requires customary financial and other covenants for transactions of this type, including limitations on 1) liens, 2) indebtedness, 3) sales and other dispositions of assets, 4) dividends, distributions, and other payments in respect of equity interest, 5) investments, and 6) voluntary prepayments, redemptions or repurchases of junior debt. In each case, clauses 1 to 6 are subject to certain exceptions which can be material and certain of such clauses only apply to the Company upon the occurrence of certain triggering events.

The foregoing description of the RCF and the transactions contemplated thereunder do not purport to be complete and is qualified in its entirety by reference to the text of the RCF, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Revolving Syndicated Facility Agreement, dated as of October 4, 2023, by and among Pilgrim’s Pride Corporation, certain of its subsidiaries, CoBank, ACB, as administrative agent and the other lenders party thereto

104	Cover Page Interactive Data File formatted in iXBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	October 9, 2023	/s/ Matthew Galvanoni
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer